Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 and year ended December 31, 2010 are based on the historical financial statements of HKN, Inc. (the “Company”) after giving effect to the disposition of the Company’s remaining oil and gas producing properties as more fully described in Item 2.01 of this Current Report on Form 8-K, and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.  The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 are presented as if the disposition of the assets had occurred on September 30, 2011.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 is presented as if the disposition of the assets had occurred on December 31, 2010.

The unaudited pro forma financial information is provided for illustrative purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.  The unaudited pro forma condensed consolidated financial statements, including notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with (i) the Company’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010 and (ii) the Company’s historical unaudited condensed consolidated financial statements included in its Form 10-Q for the nine months ended September 30, 2011.

HKN, INC.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

September 30, 2011

(in thousands)

		Pro Forma
	Historical	Adjustments		Pro Forma

Assets

Current Assets:
Cash and cash equivalents	$7,414	$18,856	(a)	$26,270
Restricted cash	18,337	—		18,337
Accounts receivable, net	1,706	(1,706	)(b)	—
Accounts receivable - affiliates	135	—		135
Note receivable - affiliates	5,000	—		5,000
Prepaid expenses and other current assets	712	(369	)(b)	343
Total Current Assets	33,304	16,781		50,085

Property and equipment, net	36,204	(29,576	)(c)	6,628

Intangible assets, net	2,135	—		2,135
Investment in Global	16,156	—		16,156
Other assets	33	(32	)(b)	1
Total Assets	$87,832	$(12,827)		$75,005

Liabilities and Stockholders’ Equity

Current Liabilities:
Trade payables	$415	$(394	)(b)	$21
Accrued liabilities and other	1,938	(1,422	)(b)	516
Asset retirement obligation - current	808	(343	)(d)	465
Income tax contingency	225	—		225
Revenues and royalties payable	785	(785	)(b)	—
Preferred stock dividends	4	—		4
Total Current Liabilities	4,175	(2,944)		1,231

Asset retirement obligation	8,550	(8,550	)(d)	—
Deferred income taxes	573	—		573
BWI contingency	800	—		800
Total Liabilities	14,098	(11,494)		2,604

Stockholders’ Equity:
Total Stockholders’ Equity	73,734	(1,333)		72,401
Total Liabilities and Stockholders’ Equity	$87,832	$(12,827)		$75,005

The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

HKN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months ended September 30, 2011

(in thousands except for share and per share amounts)

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues and other:
Oil and gas operations	$8,256	$(8,256	)(e)	$—
Oil and gas processing and handling income	1,097	(1,097	)(e)	—
Total revenues	9,353	(9,353)		—

Costs and expenses:
Oil and gas operating expenses	5,739	(5,739	)(e)	—
General and administrative expenses	2,926	677	(f)	3,603
Depreciation, depletion, amortization and accretion	2,191	(1,970	)(g)	221
Total costs and expenses	10,856	(7,032)		3,824

Other income and (expenses):
Interest and other expenses	(24)	—		(24)
Interest and other income	483	(28	)(e)	455
Total other income and (expenses)	459	(28)		431

Loss from operations before income taxes	$(1,044)	$(2,349)		$(3,393)
Income tax benefit	—	—		—
Net loss	$(1,044)	$(2,349)		$(3,393)
Net loss attributable to noncontrolling interests	326	—		326
Net loss attributable to HKN, Inc. stockholders	$(718)	$(2,349)		$(3,067)
Accrual of dividends related to preferred stock	(12)	—		(12)
Gain on payments of dividends of preferred stock	8	—		8
Net loss attributed to common stock	$(722)	$(2,349)		$(3,071)
Net loss per common share, basic and diluted	$(0.05)	$—		$(0.20)
Weighted average common shares outstanding:
Basic and diluted	15,187,973	—		15,187,973

The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

HKN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year ended December 31, 2010

(in thousands except for share and per share amounts)

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues and other:
Oil and gas operations	$11,184	$(11,184	)(e)	$—
Oil and gas processing and handling income	1,223	(1,223	)(e)	—
Total revenues	12,407	(12,407)		—

Costs and expenses:
Oil and gas operating expenses	7,844	(7,844	)(e)	—
General and administrative expenses	3,641	1,648	(f)	5,289
Depreciation, depletion, amortization and accretion	3,419	(3,046	)(g)	373
Total costs and expenses	14,904	(9,242)		5,662

Other income and (expenses):
Interest and other expenses	(79)	—		(79)
Interest and other income	497	(153	)(e)	344
Equity in losses of Spitfire	(20)	—		(20)
Gain on sale of investment	1,887	—		1,887
Total other income and (expenses)	2,285	(153)		2,132

Loss from operations before income taxes	$(212)	$(3,318)		$(3,530)
Income tax benefit	(20)	—		(20)
Net loss	$(192)	$(3,318)		$(3,510)
Net loss attributable to noncontrolling interests	798	—		798
Net income (loss) attributable to HKN, Inc. stockholders	$606	$(3,318)		$(2,712)
Accrual of dividends related to preferred stock	(16)	—		(16)
Gain on payments of dividends of preferred stock	15	—		15
Net income (loss) attributed to common stock	$605	$(3,318)		$(2,713)
Net income (loss) per common share, basic and diluted	$0.06	$—		$(0.28)
Weighted average common shares outstanding:
Basic and diluted	9,696,047	—		9,696,047

The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)                                  The pro forma adjustment reflects the $18.9 million in net cash proceeds received from the completed sale of the Company’s Main Pass oil and gas property (“Main Pass Asset”) and the expected sale of the Company’s remaining oil and gas assets (together with the Main Pass Asset, the “Gulf Coast Assets”).   Of the $20.1 million proceeds received, a marketing fee of $402 thousand was paid in accordance with our agreement with Burks Oil and Gas Properties, Inc.

(b)                                 The pro forma adjustment reflects the effects of the sale of the Company’s Gulf Coast Assets as well as any previous property sales made during 2010 and 2011, which includes pro forma adjustments for the transfer of all related assets and liabilities.

(c)                                  The pro forma adjustment reflects the reduction of property and equipment of $205 million less the accumulated depletion of $175.4 million for the sale of the Company’s Gulf Coast Assets.

(d)                                 The pro forma adjustment reflects the elimination of $8.9 million of asset retirement obligations, including $343 thousand in current obligations associated with the Company’s Gulf Coast Assets as well as any previous property sales made during 2010 and 2011.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(e)                                  The pro forma statements of operations for the nine months ended September 30, 2011 and December 31, 2010 reflects adjustments to eliminate the net revenues, oil and gas operating expenses, and interest and other income directly related to the Company’s Gulf Coast Assets as well as any previous property sales made during 2010 and 2011 as these items will not continue after the completion of the sale of these assets.

(f)                                    The pro forma adjustment reflects an increase to our general and administrative expenses due to the elimination of general and administrative costs related to our producing overhead and salary expenses that were capitalized.

(g)                                 The pro forma adjustment reflects the reduction in depreciation, depletion, amortization and accretion expense based on the reduction in production volumes attributable to the properties sold.